UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

TOLL BROTHERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-09186	23-2416878
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Gibraltar Road Horsham, PA	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 938-8000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 15, 2011, the Board of Directors of Toll Brothers, Inc. (the “Company”) approved an amendment to the Company’s By-laws (the “By-laws Amendment”) removing all references to the Company’s classified Board of Directors structure to conform to the Company’s recent amendment to its Second Restated Certificate of Incorporation (the “Charter Amendment”), which Charter Amendment provided for the annual election of all directors, and which was approved by the Company’s stockholders at the Company’s 2011 Annual Meeting of Stockholders. The foregoing summary of the By-laws Amendment is qualified in its entirety by reference to the full text of the By-laws Amendment, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. The foregoing summary of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2011 and incorporated by reference herein.

Item 8.01 Other Events

Open Market Debt Purchase

On June 10, 2011 the Company completed the purchase of approximately $45.09 million outstanding principal amount of its Toll Brothers Finance Corp. 6.875% Senior Notes due 2012 (the “Notes”) through a privately-negotiated open market transaction (the “Transaction”). In connection with the Transaction, the Company expects to recognize a charge of approximately $3.4 million representing the purchase premium on the Notes. As a result of the Transaction and the Company’s tender offer for approximately $105 million principal amount of the Notes in October 2009, the current outstanding portion of the original $300 million principal amount of the Notes is approximately $150 million.

Joint Venture Settlement

On June 10, 2011, the Company, together with a majority of the members of South Edge, LLC (“South Edge”), a Nevada development joint venture in which a Company subsidiary has a 10.5% interest, entered into an agreement with lenders to South Edge (the “Lenders”) to settle a dispute between the parties regarding certain guarantee and performance terms under the original South Edge loan instruments. The terms of the agreement include a cash settlement to the Lenders as well as land-buying options for the Company and the other members of South Edge which are parties to the agreement. The Company believes it had made adequate provision in prior reporting periods, including accruing for its share of the cash payments required under the agreement and recording impairments to reflect the estimated fair value of land to be acquired. The agreement is pending approval from the United States Bankruptcy Court for the District of Nevada.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

3.1	Amendment to the By-laws of Toll Brothers, Inc., dated June 15, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.
(Registrant)

By: /s/ Joseph R. Sicree
Joseph R. Sicree
Senior Vice President,
Chief Accounting Officer

Date: June 15, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to By-laws of Toll Brothers, Inc., dated June 15, 2011